Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-172234 on Form S-8 of our report dated April 23, 2013 relating to the consolidated financial statements and the financial statement schedule of Daqo New Energy Corp., appearing in this Annual Report on Form 20-F of Daqo New Energy Corp. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 23, 2013